                                                                    EXHIBIT 23.5

                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of EMC Corporation of our report dated January 20, 2003, except for the third to last paragraph within Note L, as to which the date is March 11, 2003, relating to the consolidated financial statements and financial statement schedule, which appears in EMC Corporation's Annual Report on Form 10-K for the year ended December 31, 2002. We also consent to the reference to us under the heading "Experts" in this Registration Statement.


                                                  /s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
October 27, 2003